Exhibit 24.1
POWER OF ATTORNEY

Each of the undersigned directors and/or officers of Medtronic plc, an Irish public limited company (the “Company”), hereby appoints each of Bradley E. Lerman and Martha Ha, acting individually or jointly, as their true and lawful attorney-in-fact and agent, in any and all capacities, with full power of substitution, to do any and all acts and execute any and all documents which either such attorney and agent may deem necessary or desirable to enable the Company to register ordinary shares for issuance under the Company’s 2021 Long-Term Incentive Plan (the “Plan”), including in connection with the filing of (i) one or more Registration Statements on Form S-8 with respect to registering ordinary shares issuable in connection with the Plan, (ii) a Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-8 (No. 333-201737) filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2015, and (iii) a Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-8 (No. 333-221962) filed with the SEC on December 8, 2017, and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments (including post-effective amendments) thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has signed this power of attorney as of December 21, 2021.

This Power of Attorney may be signed in any number of counterparts, each of which will constitute an original and all of which, taken together, will constitute one Power of Attorney.

/s/ Geoffrey S. Martha
Geoffrey S. Martha	Chairman and CEO (Principal Executive Officer)

/s/ Karen L. Parkhill
Karen L. Parkhill	Executive Vice President and CFO (Principal Financial Officer)

/s/ Jennifer M. Kirk
Jennifer M. Kirk	Global Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Richard H. Anderson
Richard H. Anderson	Director

/s/ Craig Arnold
Craig Arnold	Director

/s/ Scott C. Donnelly
Scott C. Donnelly	Director

/s/ Andrea J. Goldsmith, PH.D.
Andrea J. Goldsmith, PH.D.	Director

/s/ Randall J. Hogan
Randall J. Hogan	Director

/s/ Kevin E. Lofton
Kevin E. Lofton	Director

/s/ Elizabeth G. Nabel, M.D.
Elizabeth G. Nabel, M.D.	Director

/s/ Denise M. O’Leary
Denise M. O’Leary	Director

/s/ Kendall J. Powell
Kendall J. Powell	Director